UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2013 (August 29, 2013)

GASTAR EXPLORATION LTD.
GASTAR EXPLORATION USA, INC.
(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	001-32714	98-0570897
Delaware	001-35211	38-3531640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650
Houston, Texas		77010
(Address of principal executive offices)		(ZIP Code)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Fifth Cubic Amendment

As previously announced, on April 19, 2013, Gastar Exploration Texas, LP (“Gastar Texas”) and Gastar Exploration USA, Inc. (“Gastar USA”), a subsidiary of Gastar Exploration Ltd. (the “Company”), entered into a Purchase and Sale Agreement, by and among Gastar Texas, Gastar USA and Cubic Energy, Inc. (the “Cubic Purchase and Sale Agreement), pursuant to which Cubic Energy, Inc. (“Cubic”) will acquire from Gastar Texas certain leasehold interests in the Hilltop Area of East Texas, including production from interests in producing wells, for a cash purchase price of approximately $46.0 million, subject to adjustment for an accounting effective date of January 1, 2013 and other customary adjustments. On June 11, 2013, the parties to the Cubic Purchase and Sale Agreement entered into the First Amendment of Purchase and Sale Agreement in order to extend the closing date and termination date and the adjust the purchase price to reflect the exclusion of certain assets. On June 27, 2013, the parties further amended the Cubic Purchase and Sale Agreement by entering into the Second Amendment of Purchase and Sale Agreement, dated June 27, 2013, but effective as of June 5, 2013, in order to extend the closing date. On July 11, 2013, the parties further amended the Cubic Purchase and Sale Agreement by entering into the Third Amendment of Purchase and Sale Agreement (the “Third Cubic Amendment”), dated July 11, 2013, in order to further extend the closing date. Pursuant to the Third Amendment, in the event the closing of the transaction does not occur, the $2.3 million deposit previously paid by Cubic will automatically become the property of Gastar Texas. Additionally, although certain assets will be excluded from the sale, the Third Amendment eliminates the purchase price adjustment provided for in the First Amendment of Purchase and Sale Agreement for certain excluded assets. On July 31, 2013, the parties further amended the Cubic Purchase and Sale Agreement by entering into the Fourth Amendment of Purchase and Sale Agreement (the “Fourth Cubic Amendment”), dated July 31, 2013, in order to further extend the closing date to August 16, 2013, with an option to extend closing to August 30, 2013. Pursuant to the Fourth Cubic Amendment, Cubic paid an additional non-refundable deposit of $1.15 million bringing the total non-refundable deposit paid to Gastar to $3.45 million. On August 19, 2013, Cubic exercised its option to further extend the closing of the properties to August 30, 2013 and paid an additional $1.15 million non-refundable deposit, bringing the total non-refundable deposit paid to Gastar to $4.6 million. Upon closing, the total deposit paid will be applied toward the purchase price. On August 29, 2013, the parties further amended the Cubic Purchase and Sale Agreement by entering into the Fifth Amendment of Purchase and Sale Agreement, dated August 29, 2013, in order to further extend the closing date to September 20, 2013 and increase the purchase price from $46.0 million to $47.0 million.

A copy of the Fifth Cubic Amendment is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference and is hereby filed. The descriptions of the Fourth Cubic Amendment in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 30, 2013, the Company announced that the closing of the previously announced sale of the Company's East Texas properties to Cubic has been extended to September 20, 2013 and the purchase price increased to $47.0 million from $46.0 million. A copy of the Company's press release, dated August 30, 2013, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On September 3, 2013, the Company announced that Gastar USA, a wholly-owned subsidiary of the Company, has declared a monthly cash dividend on its 8.625% Series A Preferred Stock for September 2013. A copy of the Company's press release, dated September 3, 2013, is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibits 99.1 and 99.2 are deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

2.1	Fifth Amendment of Purchase and Sale Agreement, dated as of August 29, 2013, by and among Gastar Exploration Texas, LP, Gastar Exploration USA, Inc. and Cubic Energy, Inc.

99.1	Press release dated August 30, 2013.

99.2	Press release dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT INDEX

Exhibit No.        Description of Document

2.1	Fifth Amendment of Purchase and Sale Agreement, dated as of August 29, 2013, by and among Gastar Exploration Texas, LP, Gastar Exploration USA, Inc. and Cubic Energy, Inc.

99.1	Press release dated August 30, 2013.

99.2	Press release dated September 3, 2013.